STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement, ("Agreement"), dated as of July 22, 2002, is entered into by and among BEAR MOUNTAIN RESORT, INC, a California corporation ("Buyer"), SNOW SUMMIT SKI CORPORATION, a California Corporation ("Summit"), the sole shareholder of Buyer, and BOOTH CREEK SKI HOLDINGS, INC., a Delaware corporation, ("Seller"), the sole shareholder of BEAR MOUNTAIN, INC., a Delaware corporation (the "Corporation"). Buyer and Summit are sometimes herein referred to as "Purchasing Parties."

         WHEREAS, Seller has represented that it owns all the outstanding stock of the Corporation and Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, all of the outstanding stock of the Corporation (the "Shares"); and

         WHEREAS, the Corporation is engaged in the operation of a ski resort by the name of Big Bear Mountain Ski Resort and a golf course by the name of Big Bear Mountain Golf Course, all located in or adjoining the City of Big Bear Lake, California (the "Business"); and

         WHEREAS, the Corporation owns or leases certain real property located in and around the City of Big Bear Lake, California, and owns or leases certain tangible and intangible assets used in the Business, including without limitation buildings and improvements, machinery and equipment, vehicles, retail inventory, non-retail inventory, logos, intellectual property, contract rights, water rights, and prepaid expenses and receivables (collectively, the "Assets"); and

         WHEREAS, the Corporation has obtained a special-use permit from the United States Department of Agriculture - Forest Service ("Forest Service") granting the right to use certain real property adjacent to the Corporation's owned real property in order to operate the Business;

         NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants, representations, warranties and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE 1
                                PURCHASE AND SALE
         1.1 Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined below) Seller shall sell, transfer and deliver to Buyer, and Buyer shall purchase from Seller, all of the Shares.

                                    ARTICLE 2
                                 PURCHASE PRICE
         2.1      Base Purchase Price and Adjustment.
                  ----------------------------------
                  (a) The base purchase price shall be Twelve Million and 00/100 Dollars ($12,000,000.00) (the "Base Purchase Price"), adjusted as provided below (the "Adjustments") at the date (the "Closing Date") of the Closing (as defined below).

                  (b) The Base Purchase Price shall be increased or decreased, as the case may be, as specified below:

                   (i) The Base Purchase Price shall be increased by the aggregate amount of the following, based on the recorded balances in the Corporation's financial statements at the Closing Date (the "Working Capital Assets"):

                    (1) Petty cash and working cash balances;

                    (2) Accounts Receivable;

                    (3) Inventories; and

                    (4) Prepaid Expenses and Other Current Assets,  less prepaid insurance.

                   (ii) The Base Purchase Price shall be decreased by the aggregate amount of the following, to the extent actually assumed by Buyer, based on the recorded balances in the Corporation's financial statements at the Closing Date (the "Balance Sheet Assumed Liabilities"):

                    (1) Accounts Payable;

                    (2) Taxes Other than Income Taxes;

                    (3) Unearned Income;

                    (4) Accrued Compensation and Benefits;

                    (5) Other Accrued Liabilities; and

                    (6) Long Term Debt and Current  Portion of Long Term Debt of
                        the Corporation consisting of the 1915 Improvement Bond Act obligation and Other Long-Term Debt - Capital Leases, each of which shall be fully assumed by Buyer or the Corporation on the Closing Date.

                   (iii) Seller and Buyer shall share equally (i.e., on a 50/50 basis) the responsibility for funding the budgeted business activities of the Corporation from May 4, 2002 to October 4, 2002 ("the Interim Period"). Buyer shall be responsible for all amounts in excess of Seller's share of the budgeted or projected figures, as described below. Accordingly, the Base Purchase Price shall be adjusted by the aggregate amount of the following, determined by reference to the financial statements which are regularly prepared by the Corporation, in accordance with generally accepted accounting principles, consistently applied ("GAAP"), for purposes of reporting to Seller:

                    (1) The budgeted  EBITDA  Losses for the Interim  Period in the amount of $1,080,000 (Seller's 50% share equals $540,000). Seller's share of the budgeted EBITDA Losses shall be funded through the incurrence of actual EBITDA Losses from May 4, 2002 to the Closing Date, subject to Adjustments to the Base Purchase Price at the Closing Date to result in the Seller actually funding $540,000 of EBITDA Losses. Buyer shall be responsible for all other EBITDA Losses incurred subsequent to May 3, 2002; provided, however, that Seller will use reasonable efforts to avoid incurring actual EBITDA Losses in excess of $100,000 of budgeted EBITDA Losses for the period from May 4, 2002 to the Closing Date unless (a) Buyer has consented in writing or (b) such increase in actual EBITDA Losses is due to (1) expenditures reasonably required to rectify or address any of the claims or other matters specified in Section 11.7(f) or
                        (2) unanticipated expenditures relating to regulatory or safety matters. (By way of example, if actual EBITDA Losses are $600,000 for the period from May 4, 2002 to the Closing Date, Seller shall receive a $60,000 credit (the difference between $600,000 and $540,000) in the Adjustments to the Base Purchase Price.) For purposes of this Agreement, actual EBITDA Losses of the Corporation means, for any applicable period of determination, the sum of (a) the Net Loss of the Corporation for such period, (b) the provision, if any, for income taxes of the Corporation for such period,
                        (c) the amount of amortization of intangibles for such period deducted in arriving at such Net Loss, (d) the amount of depreciation for such period deducted in arriving at such Net Loss, (e) interest charges and (f) any other non-cash items deducted or added in arriving at such Net Loss, all as determined in accordance with GAAP.


                    (2) The maintenance  accruals on the Corporation's books as of May 3, 2002, which were approximately $252,000. Through actual spending or accruals from May 4, 2002 to the Closing Date or Adjustments to the Base Purchase Price, Seller will be responsible for funding one-half ($126,000) of the maintenance accrual spending planned for the Summer of 2002. Buyer shall be responsible for funding the remaining share ($126,000) of maintenance accrual spending. Accordingly, the Base Purchase Price shall be increased (or decreased) by the amount which the actual reduction in the maintenance accruals for the period from May 4, 2002 to the Closing Date exceeds (or is less than) $126,000. (By way of example, if the maintenance accruals are reduced from $252,000 to $102,000 at the Closing Date (a reduction of $150,000), Seller shall receive a $24,000 credit (the difference between $150,000 and $126,000) in the Adjustments to the Base Purchase Price).

                    (3) The preliminary 2002 maintenance capital allocation for the Corporation is $350,000. Through actual spending or accruals to the Closing Date or Adjustments to the Base Purchase Price, Seller shall be responsible for funding one-half ($175,000) of the maintenance capital spending for 2002. Buyer shall be responsible for funding all other 2002 maintenance capital spending. Accordingly, the Base Purchase Price shall be increased (or decreased) by the amount by which 2002 recorded maintenance capital expenditures, as reflected on the Corporation's monthly capital expenditures report, exceed (or are less than) $175,000. (By way of example, if 2002 recorded maintenance capital expenditures to the Closing Date were $200,000, Seller would receive a $25,000 credit (the difference between $200,000 and $175,000) in the Adjustments to the Base Purchase Price).

                    (4) Other  Adjustments  as mutually  agreeable to Buyer and
                        Seller.

                   (iv) In order to comply with a Stipulated Order of Abatement with the South Coast Air Quality Management District (the "SCAQMD"), the Corporation is in the process of installing thirty-five airless fan guns and related infrastructure (the "Fan Gun Project"). Through May 3, 2002, Seller and Corporation funded $565,000 of costs associated with the Fan Gun Project. Buyer shall be responsible for funding all amounts incurred after May 4, 2002 in connection with the completion of the Fan Gun Project, the estimated cost for which is $885,000 (although Seller makes no representation or warranty regarding the actual amounts that will be incurred to achieve completion). Accordingly, Seller shall receive a credit in the Adjustments to the Base Purchase Price for the amount of recorded capital expenditures for the Fan Gun Project from May 4, 2002 to the Closing Date. From and after the Closing Date, the Buyer shall directly assume all remaining obligations, liabilities and costs associated with completing the Fan Gun Project.

                   (v) The Corporation is currently pursuing grant funds from the SCAQMD to offset a portion of its previous and planned investments in the Fan Gun Project. Buyer shall receive a credit in the Adjustments to the Base Purchase Price for any grant funds received from the SCAQMD up to the $435,000 requested by the Corporation in its application (the "Requested Amount"). Seller shall receive a credit in the Adjustments to the Base Purchase Price for any amount of grant funds received by the Corporation in excess of the Requested Amount. Following the Closing Date, Buyer or the Corporation may pursue grant funds for the Fan Gun Project for their own account; provided that any amount of such funds in excess of the Requested Amount received by Buyer or the Corporation after the Closing Date shall promptly be paid to Seller. Seller and Corporation make no representation or warranty regarding the likelihood of success of the efforts to date to obtain such grant funds or whether the SCAQMD will grant any funds to the Corporation in the future.

                   (vi) The Corporation is currently pursuing property tax assessment reductions for 2001 and 2002 pursuant to Proposition 8. Seller shall retain all rights with respect to any such property tax refund claims for periods prior to the Closing Date. If any property tax refunds are received prior to the Closing Date, Seller shall receive a credit for such refunds in the Adjustments to the Base Purchase Price. Following the Closing Date, Buyer shall (on behalf of the Corporation) cause Corporation to or permit Seller on Corporation's behalf to continue to pursue the property tax refunds for Seller's sole account and benefit, and Buyer shall cause the Corporation to remit to Seller any proceeds of such property tax refund received by the Corporation. Seller shall be solely responsible for all costs and expenses incurred after May 3, 2002 in pursuit of property tax refunds for the tax periods prior to the Closing Date. Buyer shall execute and deliver and cause Corporation to execute and deliver to Seller such powers of attorney or other instruments appropriate to enable Seller to pursue such property tax refunds or receive payment thereof from the relevant authorities.

                   (vii) Buyer shall bear or be responsible for (i) all taxes, other than taxes measured based on the income of Seller or the Corporation, resulting from the sale of the Common Stock and (ii) all title insurance costs, license transfer fees and other costs of obtaining the necessary regulatory and contractual approvals to consummate the proposed transaction.

                   (viii) Buyer shall assume or, as set forth below, reimburse Seller for the following purchase commitments of the Corporation:

                    (1) Rental equipment purchases for the 2002/2003 season.

                    (2) Uniform purchases for the 2002/2003 season.

                    (3) Retail inventory  purchases.

                    (4) Groomer   acquisitions   for  the   2002/2003   season,
                        including (a) lease buyouts in the amount of $110,000 for 2 BR2000 Bombardier groomers and (b) the purchase of a BR275MP groomer for $140,000 plus accessories and taxes.

                   To the extent that Seller or the Corporation pays or accrues any amount towards the purchase of any of the above commitments prior to the Closing Date, Seller shall be reimbursed for the full amount of such purchases or acquisitions through the Adjustments to the Base Purchase Price.

         2.2 Determination of Total Purchase Price. In payment for the Shares Buyer shall pay the sum of the Base Purchase Price, as adjusted by the Adjustments (the "Total Purchase Price") in the manner described above.

         2.3 Payment of the Closing Purchase Price. On the Closing Date Buyer will pay to Seller, by wire transfer of immediately available funds, an amount equal to the Base Purchase Price plus or minus a good faith estimate of the Adjustments prepared by Seller.

         2.4 Closing Balance Sheet. Seller at its expense shall prepare a post-Closing adjustments schedule (the "Adjustments Schedule") as of the Closing Date, in conformity with GAAP, which shall provide a detailed schedule with supporting material setting forth the calculation of the Adjustments to Base Purchase Price described in Section 2.1(b). Buyer shall give and cause the Corporation to give Seller access to all information relevant to Seller's preparation of the Adjustments Schedule. Seller shall deliver the Adjustments Schedule to Buyer within thirty (30) days after the Closing Date.

         2.5 Closing Balance Sheet Dispute Resolution. Any dispute which may arise between Seller and Buyer as to such Adjustments Schedule or the proper amount of the Adjustments described in Section 2.1(b) shall be resolved in the following manner:

                  (a) Buyer, if it disputes the amount of the Adjustments specified in the Adjustments Schedule, shall notify Seller in writing within fifteen (15) days after receipt of the Adjustments Schedule that Buyer disputes the amount of the Adjustments specified in the Adjustments Schedule and shall specify in reasonable detail the nature of the dispute;

                  (b) during the fifteen (15) day period following the date of such notice, Seller and Buyer shall attempt to resolve such dispute and to determine the appropriateness of the Adjustments Schedule or the amount of the Adjustments shown thereon; and

                  (c) if at the end of the fifteen (15) day period specified in subsection (b) above, Seller and Buyer shall have failed to reach a written agreement with respect to such dispute, the dispute shall be resolved by and through an expedited arbitration ("Expedited Arbitration") proceeding to be conducted before a single arbitrator under the auspices of the American Arbitration Association (or any like organization or successor thereto) at Los Angeles, California, except that the parties and the arbitrator will also have all of the rights and duties provided by Section 1283.05 of the California Code of Civil Procedure, which is hereby made a part of this Agreement. Such arbitration proceeding shall be conducted in as expedited a manner as is then permitted by the commercial arbitration rules (formal or informal) of the American Arbitration Association, and the arbitrator in any such arbitration shall be a certified public accountant. Both the foregoing agreement of the parties to arbitrate any and all such claims and the results, determination, finding, judgment and/or award rendered through such Expedited Arbitration shall be final and binding on the parties hereto and may be specifically enforced by legal proceedings. Any such Expedited Arbitration may be initiated by written notice from either party to the other which shall be a compulsory and binding proceeding on each party. The Expedited Arbitration shall be conducted before a single arbitrator selected in accordance with the rules pertaining to expedited arbitration. The costs of said arbitrator and the Expedited Arbitration shall be borne equally by the parties hereto. Each party shall bear separately the cost of their respective attorneys, witnesses and experts in connection with such Expedited Arbitration. Time is of the essence of this Expedited Arbitration procedure, and the arbitrator shall be instructed and required to render his decision within ten (10) days following completion of the Expedited Arbitration.

         2.6 Deposit. (a) Prior to the execution and delivery of this Agreement, Seller shall have received evidence that Buyer has deposited with Lawyers Title Insurance Company (the "Escrow Agent"), having its office at 251 South Lake Avenue, 4th. Floor, Pasadena, CA 91101, the sum of Three Hundred Thousand
Dollars ($300,000.00) (such sum, together with any earnings thereon, shall be the "Deposit") in good funds.

                  (b) Subject to Section 2.7, the Deposit shall be distributed by Escrow Agent to Seller as partial payment of the Purchase Price in accordance with Section 2.3.

                  (c)  The  Escrow   Agent   shall   hold  the   Deposit  in  an
interest-bearing   account  reasonably   acceptable  to  Seller  and  Buyer,  in
accordance with the terms and conditions of this Agreement. Buyer shall be responsible for the payment of all costs and fees imposed on the Deposit account or otherwise owing to the Escrow Agent in connection with the Deposit. The Deposit and all accrued interest on such sum shall be deemed income of the Deposit account and shall be distributed by the Escrow Agent in accordance with the terms hereof.

         2.7 Deposit as Liquidated Damages. IN THE EVENT THE SALE OF THE STOCK AS CONTEMPLATED HEREUNDER IS NOT CONSUMMATED FOR ANY REASON EXCEPT AS A RESULT OF BUYER'S TERMINATION OF THIS AGREEMENT PURSUANT TO SECTION 15.3 DUE TO A DEFAULT UNDER THIS AGREEMENT ON THE PART OF SELLER, THE DEPOSIT (INCLUDING ALL INTEREST EARNED THEREON) SHALL BE PAID TO AND RETAINED BY SELLER AS LIQUIDATED DAMAGES. IN VIEW OF THE RESTRICTIONS PLACED ON SELLER IN THE OPERATION OF THE
BUSINESS DURING THE INTERIM PERIOD AS PROVIDED IN SECTION 6.2 AND OTHER CONSIDERATIONS, THE PARTIES ACKNOWLEDGE THAT SELLER'S ACTUAL DAMAGES IN THE EVENT THAT THE SALE IS NOT CONSUMMATED WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, BY SEPARATELY EXECUTING THIS SECTION 2.7 BELOW, THE PARTIES ACKNOWLEDGE THAT THE NONREFUNDABLE DEPOSIT HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF SELLER'S DAMAGES AND AS SELLER'S EXCLUSIVE REMEDY AGAINST BUYER IN THE EVENT THE CLOSING DOES NOT OCCUR. IN ADDITION, BUYER SHALL PAY ALL TITLE AND ESCROW CANCELLATION CHARGES. NOTWITHSTANDING THE FOREGOING, IN NO EVENT SHALL THIS SECTION 2.7 LIMIT THE DAMAGES RECOVERABLE BY EITHER PARTY AGAINST THE OTHER PARTY DUE TO (A) THE OTHER PARTY'S OBLIGATION TO INDEMNIFY SUCH PARTY IN ACCORDANCE WITH THIS AGREEMENT, OR
(B) THIRD PARTY CLAIMS. BY THEIR SEPARATELY EXECUTING THIS SECTION 2.7 BELOW, BUYER AND SELLER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTOOD THE ABOVE PROVISION COVERING LIQUIDATED DAMAGES AND THAT EACH PARTY WAS REPRESENTED BY COUNSEL, WHO EXPLAINED THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION AT THE TIME THIS AGREEMENT WAS EXECUTED.

                /s/ Christopher P. Ryman                /s/ Richard C. Kun
         ----------------------------------        -----------------------------
                     SELLER                                   BUYER

         Section 2.8 Escrow Agent. Escrow Agent shall hold and dispose of the Deposit in accordance with the terms of this Agreement. Seller and Buyer agree that the duties of Escrow Agent hereunder are purely ministerial in nature and shall be expressly limited to the safekeeping and disposition of the Deposit in accordance with this Agreement. Escrow Agent shall incur no liability in connection with the safekeeping or disposition of the Deposit for any reason other than Escrow Agent's willful misconduct or gross negligence. In the event that Escrow Agent shall be in doubt as to its duties or obligations with regard to the Deposit, or in the event that Escrow Agent receives conflicting instructions from Buyer and Seller with respect to the Deposit, Escrow Agent shall not be required to disburse the Deposit and may, at its option, continue to hold the Deposit until both Buyer and Seller agree as to its disposition, or until a final judgment is entered by a court of competent jurisdiction directing its disposition, or Escrow Agent may interplead the Deposit in accordance with California law. Escrow Agent shall not be responsible for any interest on the Deposit except as is actually earned, or for the loss of any interest resulting from the withdrawal of the Deposit prior to the date interest is posted thereon. Escrow Agent shall execute this Agreement solely for the purpose of being bound by the provisions of Sections 2.6, 2.7 and 2.8.


                                    ARTICLE 3
                                   THE CLOSING

         The closing of the transactions contemplated by this Agreement shall take place at the offices of Loeb & Loeb LLP, 10100 Santa Monica Blvd., Los Angeles, CA 90067, at 10:00 a.m. local time, on September 20, 2002, or sooner, at such other place and/or time as the parties may agree (the "Closing"). The date on which the closing takes place is referred to herein as the "Closing Date". In the event that the conditions specified in this Agreement have not been fulfilled by such date, the parties may extend the Closing for an additional period or periods by mutual consent. The parties further agree that time is of the essence in fulfilling the obligations to consummate the transactions contemplated by this Agreement on or before the specified date of Closing.

                                    ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Except as set forth in the Schedule of Exceptions attached hereto as
Schedule 4A (which shall be supplemented at Closing to reasonably reflect changes occurring during the period from the Stub Period Date to the Closing Date, the "Schedule 4A Supplement"), Seller hereby represents and warrants to Buyer that the following facts and circumstances are true and correct to Seller's knowledge as of the date of this Agreement; notwithstanding anything to the contrary set forth in this Agreement, all representations and warranties set forth in this Article 4 are expressly limited to Seller's knowledge. For purposes of this Agreement, and all schedules and exhibits hereto and documents delivered or to be delivered in connection herewith, "Seller's knowledge" means the actual knowledge of Elizabeth Cole, Ross Agre, Christopher Ryman, Brian Pope and Mark Petrozzi as of the date of this Agreement, without inquiry or investigation:

         4.1 Organization, Good Standing, and Qualification. The Corporation is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, is duly qualified to do business and in good standing in the State of California and has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it. Neither the ownership of its properties nor the nature of its business requires the Corporation to be qualified in any jurisdiction other than Delaware and California. Seller is a corporation duly organized, validly existing, and in good standing under the laws of Delaware. The Corporation's issued and outstanding capital stock consists of one hundred (100) shares of common stock, $0.01 par value. All such issued and outstanding shares of common stock have been duly authorized and issued, are fully paid and non-assessable, and are owned of record and beneficially by Seller without any adverse claim, interest, lien or other rights in any other person (other than the lien in favor of Fleet Bank as agent for Fleet Bank and US Bank as lenders under the Seller's senior credit facility, which lien shall be released on or prior to the Closing Date). The Corporation does not have any outstanding options, warrants or similar rights to acquire, or any securities convertible into or exchangeable for, any of its capital stock. Upon consummation of the transaction contemplated herein, the Buyer will own all of the outstanding equity in the Corporation.

         4.2 Financial Statements. SCHEDULE 4.2-1 to this Agreement sets forth the Interim Balance Sheet at May, 3 2002 (the "Stub Period Date"; such balance sheet to be referred to herein as the "Stub Period Balance Sheet"), together with the related unaudited statements of income and retained earnings for the period ended May 3, 2002. SCHEDULE 4.2-2 to this Agreement sets forth the balance sheets of the Corporation as of October 30, l998, October 29, l999, October 27, 2000 and November 2, 2001 ("Last Fiscal Year End"), and the related statements of income and retained earnings for the years then ended, (which have been subjected to auditing procedures in connection with the annual audits of Seller's Consolidated Financial Statements). The financial statements in SCHEDULES 4.2-1 and 4.2-2 are referred to as the "Financial Statements." The Financial Statements attached hereto have been prepared based upon the accounting practices, procedures and methods regularly and historically employed by the Corporation for reporting to Seller and are in accordance with GAAP as historically applied by the Corporation throughout the periods indicated and in accordance with the books and records of the Corporation (which books and records are complete and correct in all material respects) and in all material respects present fairly the financial position of the Corporation as of the respective dates of the balance sheets included in the Financial Statements, and the results of its operations for the respective periods indicated.

         4.3 Debts, Obligations and Liabilities. SCHEDULE 4.3 to this Agreement contains a true and complete schedule of all debts and known liabilities of the Corporation recorded in the Stub Period Balance Sheet in excess of $25,000. The Corporation has no material debt, obligation or liability of any nature (whether absolute, accrued, contingent or otherwise and whether due or to become due) that is not disclosed in this Agreement or the Schedules hereto.

         4.4 Absence of Specified Changes. Since the Stub Period Date, there has not been any:

                  (a) material unusual purchase commitment or transaction by the Corporation except in the ordinary course of business as conducted on that date;

                  (b) change in the financial condition of the Corporation (other than operating losses incurred in the ordinary course of business) or the Assets or the Business that has a Material Adverse Effect; for purposes of this Agreement and any related document or instrument, "Material Adverse Effect" means a material adverse effect on (i) the assets, liabilities, properties or business of the Corporation, taken as a whole, (ii) the validity, binding effect or enforceability of this Agreement or (iii) the ability of the Corporation to perform its obligations under this Agreement; provided, however, that none of the following shall constitute a Material Adverse Effect on the Corporation: (x) occurrences due to a disruption of the Corporation business as a result of the announcement of the execution of this Agreement or changes caused by the taking of action required by this Agreement, (y) general economic conditions or (z) any changes generally affecting the industries in which the Corporation operates;

                  (c) destruction, damage to, or loss of any assets of the Corporation (whether or not covered by insurance) or the Business that has a Material Adverse Effect;

                  (d) labor trouble or similar event or condition that has a Material Adverse Effect;

                  (e) execution, creation, amendment or termination of any material contract agreement, or license to which the Corporation is a party, except in the ordinary course of business, that has a Material Adverse Effect;

                  (f) mortgage, pledge, or other encumbrance of any material Asset, other than arising by operation of law or in the ordinary course of business consistent with past practice;

                  (g) other event or condition of any character that has a Material Adverse Effect; or

                  (h) agreement by the Corporation to do any of the things described in the preceding clauses (a) through (g) which agreement has a Material Adverse Effect.

         4.5 Tax Returns and Audits. Within the times and in the manner prescribed by law, the Corporation and (with respect to the Corporation's federal and state income tax returns) Seller, have filed all federal, state and local tax returns required by law and have paid all taxes, assessments, and penalties shown on such returns as due and payable relating to the Corporation, the Assets or the Business. The provisions for taxes reflected in the Corporation's Balance Sheet as of the Stub Period Date are adequate for any and all federal, state, county and local taxes payable by the Corporation for the period ending on the date of that balance sheet, whether or not disputed. There are no present disputes as to taxes of any nature payable by the Corporation, although, as described in Section 2.1(b)(vi), Seller and the Corporation are currently pursuing property tax reductions for 2001 and 2002 pursuant to Proposition 8.

         4.6 Real Property. SCHEDULE 4.6-1 to this Agreement contains a materially complete and accurate legal description of each parcel of real property owned by the Corporation (collectively, the "Owned Real Property").
SCHEDULE 4.6-2 to this Agreement contains a materially complete and accurate description of each parcel of real property leased by the Corporation including that portion of the Golf Course owned by the City of Big Bear Lake
(collectively, the "Real Property Leases", and together with the Owned Real Property, the "Real Property"). All of the Real Property Leases are valid and in full force, and there does not exist any material default or event that with notice or lapse of time, or both, would constitute a material default under any of the Real Property Leases. All the buildings, fixtures and leasehold improvements used by the Corporation in the Business are located on the Real Property or on the real property used by the Corporation pursuant to the USFS Permit (as defined in Section 4.27). Except for the Real Property Leases, there is no material unrecorded or undisclosed legal or equitable interest in the Real Property owned or claimed by any person, firm or corporation.

         There exists no unfulfilled obligation on either of Seller or the Corporation to dedicate or grant an easement or easements over any portion or portions of the Owned Real Property to a governmental entity or utility.

         4.7 Improvements. The improvements located on the Owned Real Property are in material compliance with all applicable laws, ordinances, rules, regulations, and codes, and are in reasonable and serviceable condition and repair, normal wear and tear excepted. Neither the Owned Real Property nor the use or occupancy thereof materially violates applicable laws, ordinances, rules, regulations, codes, judgments, orders or covenants, conditions and restrictions material to the operation of the Business, whether federal, state, local or private.

         4.8 Zoning. The zoning of each parcel of property described in SCHEDULES 4.6-1 and 4.6-2 permits the presently existing improvements and the continuation of the business presently being conducted on such parcel and there is no pending or contemplated rezoning thereof. All the Owned Real Property is in compliance with the California Subdivision Map Act and all applicable local subdivision ordinances in all material respects. No final subdivision or parcel map is required in connection with this Agreement.

         4.9 No Commitments. There are no material outstanding, defaulted or unsatisfied contracts, commitments, agreements (including without limitation developer agreements) or understandings which have been made to, with or for the benefit of any governmental authorities, utility companies, school districts, water districts, improvement districts or other governmental agencies, bodies or authorities which would impose any material obligation, liability or condition on the Corporation or the Owned Real Property to grant any easements or to make any payments, contributions or dedications of money or land or to construct, install or maintain or to contribute to the construction, installation or maintenance of any improvements of a public or private nature, whether on or off the Owned Real Property.

         4.10 Continued Use of Real Property. There are no claims, governmental investigations, litigations or proceedings which are pending or threatened against the Owned Real Property, or the Corporation or the Business with respect to the Owned Real Property, which would have a Material Adverse Effect. There are no presently pending, contemplated or threatened proceedings to (a) condemn, take or demolish the Owned Real Property or any part thereof, (b) declare the Owned Real Property or any part thereof a nuisance or (c) to exercise the power of eminent domain or a similar power with respect to all or any part of the Owned Real Property.

         4.11 Big Bear Lake Pipeline. The Corporation is the owner of the pipeline and related pumping plant and facilities from Big Bear Lake to the land the Corporation is allowed to use pursuant to the USFS Permit, as defined in
Section 4.27 (the "Lake Pipeline"). The Lake Pipeline is located in public rights of way, in easements, in the Owned Real Property and in the land used pursuant to the USFS Permit. All of the contracts and agreements permitting the Corporation to locate the Lake Pipeline in such public rights of way and easements are valid, binding and enforceable in accordance with their terms. There are currently no material defaults or events that, with notice or lapse of time, or both, would constitute a material default by any party to any of such contracts and agreements. The Lake Pipeline is in good operating condition and repair, normal wear and tear excepted. Neither of the Corporation nor the Seller has received any written notice or written indication that the Lake Pipeline would have to be relocated. There are no claims, governmental investigations, litigation or proceedings which are pending or threatened against the Lake Pipeline, Seller, or the Corporation which would affect the operation, continued use or location of the Lake Pipeline.

         4.12 Parking, Traffic Control and Shuttle System. The Corporation has adequate permits, licenses and approvals for its parking and traffic control and to operate its shuttle system between its parking lots and the Owned Real Property (the "Shuttle System"), all as operated during the 2001-2002 ski season, and to permit the Shuttle System to be operated immediately after the Closing along the routes and in the manner that it was operated during that season.

         4.13 Inventories. The inventories included in the Assets consist of items of a quality and quantity useable or saleable in the ordinary course of business by the Corporation, except for obsolete or slow moving items and items below standard quality which have been written down on the books of the Corporation to net realizable market value or have been provided for by adequate reserves. All items included in the inventories are the property of the Corporation, except for sales made in the ordinary course of business for which either the purchaser has made full payment or the purchaser's liability to make payment is reflected in the books of the Corporation. No items included in the inventories have been pledged as collateral, or are held by the Corporation on consignment from third parties. The Corporation's inventories shown on the balance sheets included in the Financial Statements are based on quantities determined by physical count or measurement, taken within the preceding 12 months, and are valued at the lower of cost (determined on a first-in, first-out basis) or market value and on a basis consistent with prior years.

         4.14 Other Tangible Personal Property. Each item of equipment or group of items with a book value in excess of $10,000, other than Inventories, and each improvement to the Real Property or group of improvements with a book value in excess of $10,000 is listed in SCHEDULE 4.14 to this Agreement. All of the equipment, improvements and inventories are, or on the Closing Date will be, located on the Real Property or the real property used by the Corporation pursuant to the USFS Permit. The tangible Assets of the Corporation constitute all tangible personal property necessary for the conduct by the Corporation of the Business as conducted by the Corporation thus far during its 2001-2002 fiscal year. All motor vehicles included in the Assets have current smog certificates. Except as reflected on SCHEDULE 4A, no material equipment, improvement or inventories used by the Corporation in connection with the Business is held under any lease, security agreement, conditional sales contract, or other title retention or security arrangement, or is in the possession of anyone other than the Corporation.

         4.15 Accounts Receivable. The accounts receivable reflected on the Stub Period Balance Sheet, and the accounts receivable created after the Stub Period Date, are valid and genuine and arose from bona fide transactions in the ordinary course of the Corporation's business.

         4.16 Trade Names, Trademarks and Copyrights. SCHEDULE 4.16 to this Agreement is a true, correct and complete list of all registered trademarks, service marks, logos, trade names, web site addresses, and copyrights owned by the Corporation, together with a brief description of each. There is no infringement or alleged infringement by others of any such trademark, service mark, trade name or copyright which has had or may have a Material Adverse Effect. The Corporation has not received any written notice that it has infringed or is now infringing on any trademark, service mark, trade name or copyright belonging to any other person. The Corporation is not a party to any license, agreement or arrangement, whether as licensor, licensee, franchiser, franchisee, or otherwise, with respect to any trademarks, service marks, trade names, or applications for them, or any copyrights.

         4.17 No Patent Rights. The Corporation does not own, hold or have any rights, licenses or immunities with respect to any patents, inventions, industrial models, processes, designs, formulas and applications for patents. The Corporation has not infringed and is not now infringing on any patent or related right belonging to any person, firm, or corporation. The Corporation is not a party to any license, agreement, or arrangement, whether as licensee, licensor, or otherwise, with respect to any patent, application for patent, invention, design, model, process, trade secret, or formula.

         4.18 Title to Assets.

                  4.18.1 Except for the Leased Real Property and the land used pursuant to the USFS Permit and leased equipment referred to in the Schedules to this Agreement, the Corporation owns the real, personal, mixed, tangible, and intangible assets of the Corporation that are used in the Business.

                  4.18.2 All these assets or interests are free and clear of mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights of way, covenants, conditions, or restrictions (collectively, "Liens"), except for (i) those disclosed in the Stub Period Balance Sheet or in the Schedules to this Agreement; (ii) any Lien for current taxes not yet due and payable or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; (iii) Liens contemplated by and existing pursuant to agreements to which the Corporation is a party; (iv) those disclosed in Schedule 4A, (v) those disclosed in the preliminary title report for the Owned Real Property from First American Title Insurance Company dated March 21, 2002, a copy of which has been delivered to Buyer, (vi) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent and (vii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value of the property subject to such Lien or the use of such property in the conduct of the Business. All real property fixtures and tangible personal property of the Seller including without limitation all buildings, lifts, snow-making machinery and other equipment is in reasonable and serviceable operating condition and repair, ordinary wear and tear excepted, and has been properly and adequately maintained in accordance with the manufacturer's specifications where applicable. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, SELLER DISCLAIMS ALL OTHER WARRANTIES REGARDING THE CORPORATION'S ASSETS, EXPRESSED OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. The Corporation is in possession of all premises leased to it under the Real Property Leases. Neither any officer, nor any director or employee of the Corporation, nor any spouse, child, or other relative of any of these persons, owns, or has any interest, directly or indirectly, in any of the real or personal property owned by or leased to the Corporation or any copyrights, patents, trademarks, trade names, or trade secrets licensed by the Corporation. The Corporation does not occupy any real property in material violation of any law, regulation, or decree.

         4.19 Customers and Vendors. SCHEDULE 4.19-1, which will be provided to Buyer at the Closing, will be a materially correct and current list of all season pass, group sales and other mass purchase customers of the Corporation during the 2001-2002 ski season. SCHEDULE 4.19-2 to this Agreement is a materially correct and current list of all vendors and suppliers of the Corporation during the 2001-2002 ski season.

         4.20 Insurance Policies. SCHEDULE 4.20 to this Agreement is a list of all insurance policies held by Seller covering the Corporation, its assets or its business. The policy limits of each of these policies is set forth in
SCHEDULE 4.20.

         4.21 Other Contracts. SCHEDULE 4.21 is a complete list of all contracts, agreements, arrangements, leases, commitments, permits (other than those set forth in Schedule 4.29), licenses, registrations and authorizations, oral or written, executed or executory, entered into or agreed to by the Corporation in connection with the Business or by which the Corporation or the Assets are currently bound which call for future consideration of more than $25,000 or require performance by the Corporation of any obligation for a period of time extending beyond one year from the date hereof (the "Contracts"), copies of which written Contracts have been provided to Buyer or its counsel. All material Contracts are valid and binding upon the parties thereto except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally. There is no material default or event that with notice or lapse of time, or both, would constitute a material default by any party to any of the material Contracts. Neither Seller nor the Corporation has received written notice that any party to any of the material Contracts intends to cancel or terminate such Contract or Contracts.

         4.22 Compliance with Laws. The Corporation is in compliance with, and not in violation of, applicable federal, state, or local statutes, laws, and regulations (including, without limitation, any applicable building, zoning, environmental protection, water use, occupational health and safety, employment, disability rights or food service facilities law, ordinance, or regulation) affecting its properties or the operation of the Business except where non-compliance or violation has not had and could not reasonably be expected to have a Material Adverse Effect. No material capital expenditures will be required for compliance with applicable federal, state or local laws or regulations now in force, the non-compliance with which has had or could reasonably be expected to have a Material Adverse Effect. No proceeding is pending against the Corporation as a holder of any alcoholic beverage license to be transferred under this Agreement before the California Department of Alcoholic Beverage Control and no investigation is now in progress by the California Department of Alcoholic Beverage Control concerning any act or omission that could result in an accusation, claim or proceeding being filed against the Corporation.

         4.23 Litigation. SCHEDULE 4.23 sets forth a brief description of all suits, actions, arbitrations, and legal, administrative, and other proceedings, and governmental investigations pending or threatened against the Corporation, or against Seller with respect to any of the Corporation's business, assets, financial condition or prospects. None of the matters set forth in SCHEDULE 4.23 if decided adversely to the Corporation will have a Material Adverse Effect. If and to the extent requested by Buyer, Seller has made available for Buyer's inspection copies of all relevant court papers and other documents relating to the matters set forth in SCHEDULE 4.23, other than matters the defense of which has been tendered to and accepted by one of Seller's insurers. The Corporation is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality where such default has had or could reasonably be expected to have a Material Adverse Effect. Except as set forth in SCHEDULE 4.23, the Corporation is not presently engaged in any legal action (as plaintiff or cross-claimant) to recover moneys due to it or damages sustained by it.

         4.24 Agreement Will Not Cause Breach or Violation. Neither Seller's entry into this Agreement nor its performance of the transactions contemplated hereby will result in or constitute any of the following which has had or could reasonably be expected to have a Material Adverse Effect: (i) a breach of any material term or provision of this Agreement; (ii) a default or an event that, with notice or lapse of time or both, would be a default, breach, or violation of the articles of incorporation or bylaws of Seller or any material Contract;
(iii) an event that would permit any party to terminate any material Contract or to accelerate the maturity of and indebtedness evidenced by a material Contract;
(iv) the creation or imposition of any lien, charge, or encumbrance on any Assets which, in the aggregate, are material to the Business; or (v) the violation of any law, regulation, ordinance, judgment, order, or decree applicable to or affecting the Corporation, the Business or the Assets.

         4.25 Authority and Consents. Seller has the right, power, legal capacity and authority to enter into, and perform its obligations under this Agreement, and, except as set forth on SCHEDULE 4A, no approvals or consents of any persons other than Seller are necessary in connection with it. The execution and delivery of this Agreement by Seller have been duly authorized by all necessary corporate action of Seller (including all necessary legal action by security holders), and this Agreement constitutes a legal, valid and binding obligation of Seller enforceable in accordance with its terms, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

         4.26 Documents Delivered. Each copy or original of any Contract, or other material instrument or document which is delivered by Seller or its counsel to Buyer or its counsel or representatives, whether before or after the execution hereof, is a true, correct and complete copy and has not, as of the date of delivery thereof, been amended, canceled or otherwise modified.

         4.27 Forest Service Permit. SCHEDULE 4.27 to this Agreement contains a materially complete and accurate description of the real property which the Corporation is entitled to use to conduct its Business pursuant to and for the term set forth in the special use permit issued December 3, 1996 by the Forest Service (the "USFS Permit"). The USFS Permit is valid and in full force, and there does not exist any material default or event that with notice or lapse of time, or both, would constitute a material default under the USFS Permit. All fees and charges required to be paid by the Corporation pursuant to the USFS Permit have been properly computed and fully paid, and no such fees or charges have been deferred or are now due and owing, except as accrued in the Stub Period Balance Sheet.

         4.28 Employee Benefit Plans. Each employee benefit plan established for the Corporation's employees, to the extent applicable:

                  (a) Is in substantial compliance with all reporting and disclosure requirements of the Employee Retirement Income Security Act of l974, as amended ("ERISA");

                  (b) Has had the materially correct Form 5500, 990 and/or 1041 filed timely for each year of its existence;

                  (c) Has not engaged in any material non-exempt prohibited transaction as described in ERISA or the Internal Revenue Code ("Code");

                  (d) Has materially complied with the bonding requirements of ERISA;

                  (e) Has no issue pending nor any issue resolved adversely to the Corporation which can reasonably be anticipated to subject the Corporation to a payment of a material penalty, interest, tax or other amount; and

                  (f) Can be unilaterally terminated or amended on no more than 90 days notice.

Any voluntary employee benefit association ("VEBA") has been submitted and approved as exempt from federal income tax. Except as otherwise agreed between the parties or as set forth in Section 11.11, no plan, arrangement or agreement will cause the Corporation to have liability for severance pay as a result of Buyer acquiring the Stock. Except as required by the Consolidated Omnibus Budget Reconciliation Act ("COBRA") or as otherwise may be required by law, the Corporation does not provide employee post-retirement medical or health coverage or contribute to any plan that does. All group health plans maintained by the Corporation have been operated in material compliance with COBRA. All employee pension benefit plans intended to be qualified under Section 401 of the Code have received a favorable determination letter from the Internal Revenue Service ("IRS") and no event has occurred since the issuance of such letter(s) which can reasonably be anticipated will result in the disqualification of those plans. All plans that are required to be funded in accordance with the Code have been so funded. The Corporation has paid all premiums due the Pension Benefit Guaranty Corporation ("PBGC"). No employee pension benefit plan has been terminated which would cause the Corporation to have liability to the PBGC.

         4.29 Environment

                  4.29.1 Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

                    (a) The term "Real Property" as used in this Section 4.29 shall mean and refer to both the Owned Real Property and the property leased under the Real Property Leases.

                    (b) The term "Environmental Law(s)" means each and every applicable federal, state and local law, statute, ordinance, regulation, rule, judicial or administrative order or decree, permit, license, approval, authorization or similar requirement of each and every federal, state and local governmental agency or other governmental authority, pertaining to the protection of human health or the environment, including without limitation, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act, the Clean Air Act and the Clean Water Act.

                    (c) The term "Hazardous Substance" means any substance which is (i) defined as a hazardous substance, hazardous material, hazardous waste, pollutant or contaminant under any Environmental Law, (ii) a petroleum hydrocarbon, including crude oil or any fraction thereof, (iii) hazardous, toxic, corrosive, flammable, explosive, infectious, radioactive, carcinogenic or a reproductive toxicant or (iv) regulated pursuant to any Environmental Law.

                    (d) The term "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including without limitation the abandonment or discarding of barrels, containers, and other receptacles containing any Hazardous Substance).

                  4.29.2 Compliance with Law. The Real Property, and all existing uses and conditions of the Real Property, are in material compliance with all Environmental Laws the non-compliance with which has had or could reasonably be expected to have a Material Adverse Effect, and neither the Corporation nor the Seller has received any notice of violation issued pursuant to any Environmental Law with respect to the Real Property or any use or condition thereof.

                  4.29.3 Handling of Hazardous Substances. Neither the Corporation nor any other present or former owner, tenant, occupant or user of the Real Property has used, handled, generated, produced, manufactured, treated, stored, transported, released, discharged or disposed of any Hazardous Substance on, under or from the Real Property in material violation of any Environmental Law where such violation has had or could reasonably be expected to have a Material Adverse Effect.

                  4.29.4 No Release of Hazardous Substances. There is no Release or threatened Release of any Hazardous Substance existing on, beneath or from or in the surface or ground water associated with the Real Property, nor is there or has there been any Release or threatened Release of Hazardous Substances on, beneath or from the Real Property occurring at any time in the past which has had or could reasonably be expected to have a Material Adverse Effect.

                  4.29.5 Permits. All material permits, licenses and authorizations required by or issued pursuant to any Environmental Law or other law for the ownership or operation of the Real Property or the Corporation's business have been obtained and are presently maintained in full force and effect. SCHEDULE 4.29-1 is a true and complete listing of all such permits, licenses and authorizations. The Real Property and the operations of the Corporation's business are in compliance with all material terms and conditions of such permits, licenses and authorizations except where non-compliance has not had and could not reasonably be expected to have a Material Adverse Effect. Except as disclosed on SCHEDULE 4A, neither the Corporation nor the Seller has received any written notice of any alleged violation of any such permits, licenses or other authorizations.

                  4.29.6 No Proceedings. There exists no writ, injunction, decree, order or judgment outstanding, nor any lawsuit, claim, proceeding, citation, directive, summons or investigation pending or threatened pursuant to any Environmental Law relating to (i) the ownership, lease, occupation or use of the Real Property by the Corporation or any other present or former owner, tenant, occupant or user of the Real Property, (ii) any alleged violation of any Environmental Law by the Corporation or (iii) the suspected presence, release or threatened Release of any Hazardous Substance on, under, in or from the Real Property not in material compliance with Environmental Laws, nor does there exist any valid basis for any such lawsuit, claim, proceeding, citation, directive, summons or investigation.

                  4.29.7 Storage of Hazardous Substances. Except as described on
SCHEDULE 4.29-2, there are no aboveground or underground tanks located on the Real Property used or formerly used for the purpose of storing any Hazardous Substance and there are no Hazardous Substances stored on the Real Property except as needed for use, maintenance and repair of the Assets or operation of the Business.

                  4.29.8 No Asbestos or PCB's. There is no asbestos-containing building material on the Real Property presently in need of abatement (in light of construction projects currently in progress on the Real Property), and no asbestos abatement or remediation work has been performed on the Property during Seller's ownership of the Corporation. There is no Corporation-owned or Seller-owned PCB-containing equipment or PCB-containing material located on the Real Property.

                                   ARTICLE 5
               PURCHASING PARTIES' REPRESENTATIONS AND WARRANTIES

         The Purchasing Parties, jointly and severally, represent and warrant to Purchasing Parties knowledge (which, for purposes of this Agreement, shall be deemed to be the actual knowledge of Dick Kun, Steve Trainor, Bob Sokolwoski, Karl Klouser, Robert Pratte, Robert Tarras and Janet Evans) that:

         5.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of California and has all necessary corporate power and authority to own its properties and to carry on its business as now owned and operated by it. Summit is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all necessary corporate power and authority to own its properties and to carry on its business as now owned and operated by it.

         5.2 Corporate Authority. Each of the Purchasing Parties has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement and no approvals or consents of any person other than Purchasing Parties are necessary in connection with it. The execution and delivery of this Agreement and the consummation of this transaction by the Purchasing Parties have been duly authorized by all necessary corporate action of the Purchasing Parties, and this Agreement constitutes a legal, valid and binding obligation of each of the Purchasing Parties enforceable in accordance with its terms, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

         5.3 Agreement Will Not Cause Breach or Violation. Neither the execution of this Agreement by the Purchasing Parties nor their performance of the transactions contemplated hereby will result in or constitute any of the following: (i) a breach of any material term or provision of this Agreement;
(ii) a default or an event that, with notice or lapse of time or both, would be a default, breach, or violation of the articles of incorporation or bylaws of a Purchasing Party or any material agreement by which it is bound; or (iii) the violation of an law, regulation, ordinance judgment, order, or decree applicable to or affecting a Purchasing Party.

         5.4 Confidentiality Agreement. The Purchasing Parties have complied with all terms and conditions of that certain Confidentiality Agreement dated March 10, 2000 by and between Seller, Corporation and Summit, as the same was acknowledged and confirmed pursuant to that certain letter agreement between Seller, Corporation and Summit dated April 23, 2002 (collectively, the "Confidentiality Agreement").

         5.5 Documents Delivered. Each copy or original of any instrument or document which is delivered by the Buyer or its counsel to Seller or the Corporation (or their counsel or representatives), whether before or after the execution hereof, is a true, correct and complete copy and has not been amended, canceled or otherwise modified.

         5.6 No Buyer Knowledge of Seller Misrepresentation. Except as disclosed on SCHEDULE 5.6, no facts or circumstances exist or are believed by the Purchasing Parties to exist which, if within Seller's knowledge, would constitute a breach of any representation, warranty or covenant of Seller set forth in this Agreement or any exhibit hereto or document or instrument delivered or to be delivered pursuant to the terms hereof.

         5.7 Parental Guarantee; Loan Commitment. Concurrently with the execution and delivery of this Agreement, Summit has duly executed and delivered to Seller a Guarantee of Obligations in the form of EXHIBIT 5.7 attached hereto, pursuant to which Summit has guaranteed Buyer's performance of each of its obligations under this Agreement. A true, complete and correct copy of Summit's loan commitment from Wells Fargo Bank has been delivered to Seller. Except as disclosed on SCHEDULE 5.7, such loan commitment is unmodified and in full force and effect. Based on such loan commitment from Wells Fargo Bank and other cash resources available to Summit and Buyer, the Purchasing Parties have, and at the Closing will have, sufficient financial resources to consummate the transactions contemplated hereby.

                                   ARTICLE 6
                       SELLER'S OBLIGATIONS BEFORE CLOSING

         Seller covenants that, except as otherwise agreed in writing by Buyer, from the date of this Agreement until (i) the Closing or termination of this Agreement or (ii) in the case of Sections 6.2, 6.3, 6.5, 6.6, 6.7 and 6.9, if earlier, September 20, 2002:

         6.1 Buyer's Access to Premises and Information. Subject to the confidentiality provisions of Section 7.1 hereof and the Confidentiality Agreement, Buyer and its counsel, accountants, and other representatives shall be entitled to have reasonable access during normal business hours to all the Corporation's properties, books, accounts, records, contracts, and documents other than those related to the Excluded Assets (as defined in Section 6.8 hereof). Seller shall furnish or cause to be furnished to Buyer and its representatives all data and information concerning the Business, finances, and properties of the Corporation that may reasonably be requested.

         6.2 Conduct of Business in Normal Course. During the Interim Period the Corporation shall carry on its business and activities diligently and substantially in the same manner as they previously have been carried on and in conformity with all applicable laws, rules and regulations, and shall not make or institute any unusual or novel methods of purchase, sale, lease, management, marketing, accounting or operation that will vary materially from the methods used by Seller as of the date of this Agreement. Without limiting the foregoing, Seller shall not (i) make any agreements or commitments for advertising, promotions or other marketing efforts that, in each case, would require the expenditure by the Corporation of more than $25,000 (except (a) to the extent relating to the initial season pass initiative described in (ii)(a) below and
(b) for agreements or commitments relating to participation by the Corporation in ski industry shows and events and the distribution by the Corporation of complimentary or discounted tickets and vouchers), or (ii) determine and publicly announce, or make commitments with respect to, the pricing of lift tickets and other products or services of the Corporation for the 2002/2003 ski season (other than (a) an initial season pass offering that will be revocable at any time and will not dictate future season pass pricing and (b) any offerings, packages or products made or offered to group customers), without, in either case, the approval of the Buyer (which approval shall not be unreasonably withheld or delayed). Seller shall cooperate with Buyer to facilitate the smooth and efficient transfer of control of the Corporation to Buyer on the Closing Date.

         6.3 Preservation of Business and Relationships. Seller shall cause the Corporation to use its commercially reasonable efforts, without making any commitments on behalf of Buyer, to preserve its business organization intact, to keep available to Buyer its present officers and employees (other than employees who will work for Seller after the Closing), and to preserve its present relationships with suppliers, customers, and others having business relationships with it.

         6.4 Maintenance of Insurance. Seller shall continue to carry in force its existing insurance for the business and the assets of the Corporation, subject to variations in amounts required by the ordinary operations of its business.

         6.5 Employees, Compensation and Benefit Plans.

                  6.5.1 Seller and the Corporation shall not do, or agree to do, any of the following acts outside the ordinary course of the Corporation's business as conducted prior to the date hereof: (i) grant any material increase in salaries payable or to become payable to any officer, employee, sales agent, or representative, (ii) materially increase benefits payable to any officer, employee, sales agent, or representative under any bonus or pension plan or other contract or commitment, or (iii) make any material modifications to any collective bargaining agreement to which it is a party by which it may be bound; provided, however, that Seller at its expense shall be entitled to pay one-time bonuses to any or all of the employees of the Corporation if it desires to do so. From and after a date at least 20 days prior to the Closing, Seller shall permit Buyer free access to communicate and meet with the Corporation's employees at all reasonable times for the purpose of discussing with such employees the operation of the Business following the Closing.

                  6.5.2 Seller shall take all necessary action to ensure that, effective as of the Closing, the Corporation shall no longer be a participating employer in any of Seller's employee benefit plans.

         6.6 New Transactions. Except as described on SCHEDULE 6.6, Seller shall not cause the Corporation to do or agree to do any of the following acts, without the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed:

                  (a) enter into any contract, commitment, or transaction or incur any liabilities not in the usual and ordinary course of its business, consistent with past practice; or

                  (b)  enter  into  any  material   contract,   commitment,   or
transaction in the usual and ordinary course of business involving an amount exceeding $25,000, individually, or $250,000 in the aggregate; or

                  (c) sell, lease or dispose of, or subject to any lien, security interest or encumbrance, any Assets or any part of the Business, other than in the usual and ordinary course of business, consistent with past practice; or

                  (d) initiate, participate in or enter into an agreement to do any of the actions described in the foregoing subparagraphs (a) - (c).

         6.7 Existing Agreements. Without the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed, Seller shall not modify, amend, cancel, or terminate any of the Contracts where such modification, amendment cancellation would have a Material Adverse Effect.

         6.8 Transfer to Seller of Excluded Assets. Prior to Closing, Seller shall cause the transfer from the Corporation to the Seller ownership and possession of the assets described on SCHEDULE 6.8 (the "Excluded Assets"). Notwithstanding anything to the contrary set forth in this Agreement, such transfer of the Excluded Assets is expressly permitted by this Agreement and shall not be considered a breach or default by Seller or the non-fulfillment of any condition to performance by the Purchasing Parties.

         6.9 No Solicitations. From and after the date of this Agreement until the Closing or termination of this Agreement pursuant to Article 15, Seller will not, nor will it authorize or permit the Corporation or any of its officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly,
(i) solicit or initiate the making, submission or announcement of any proposed acquisition of the Corporation or its business, (ii) participate in any substantive negotiations regarding any such proposed acquisition, or (iii) enter into any contract agreement or commitment contemplating such proposed acquisition.

Notwithstanding the foregoing, if the Closing has not occurred by September 20, 2002 and regardless of whether the Closing Date has been mutually extended beyond such date, Sections 6.2, 6.3, 6.5, 6.6, 6.7 and 6.9 shall, as of such date, no longer apply and Seller shall not be bound in any way by the restrictions or obligations set forth in such provisions.

                                   ARTICLE 7
                 PURCHASING PARTIES' OBLIGATIONS BEFORE CLOSING

         Purchasing Parties covenant as follows:

         7.1 Confidentiality. In the event the transactions contemplated by this Agreement are not consummated for any reason, all copies of proprietary documents and information provided to Buyer by Seller or the Corporation (or their attorneys or other representatives) hereunder, including without limitation customer lists, shall be returned to Seller by Buyer or destroyed by Buyer, and Buyer shall maintain in confidence all proprietary data and information that the Buyer has obtained regarding the Corporation, its Assets or its Business and shall not disclose or utilize the same except with the consent of the Seller, which may be granted or withheld in Seller's sole and absolute discretion. All such proprietary documents, data and information is hereby deemed "Confidential Information" as defined in the Confidentiality Agreement.

         7.2 Restrictions on Communications. Unless and until the occurrence of the Closing, neither Buyer or Summit nor any officer, director or employee thereof or anyone acting on their behalf shall communicate in any way directly with any officer or employee of the Corporation other than Brent Tregaskis. All communications regarding the Corporation or with any of its personnel shall be coordinated through Brent Tregaskis, who will, if appropriate and necessary, arrange for access to other personnel of the Corporation.

                                   ARTICLE 8
                   CONDITIONS PRECEDENT TO BUYER'S PERFORMANCE

         The obligations of Buyer to purchase the Stock under this Agreement are subject to the satisfaction, at or before the Closing, of all the conditions set out below in this Article 8. Buyer may waive any or all of these conditions; provided, however, that by proceeding with the Closing the Purchasing Parties shall waive all of their rights or remedies, at law or in equity, for any Seller default of any of its representations, warranties, or covenants under this Agreement which is within Buyer's Knowledge prior to or as of the Closing.

         8.1 Accuracy of Seller's Representations and Warranties. Subject to the
Schedule 4A Supplement, all representations and warranties by Seller in this Agreement or in any written statement that shall be delivered to Buyer by Seller under this Agreement shall be true on and as of the Closing Date in all material respects as though made at that time (except to the extent that any representation and warranty was made expressly as of an earlier date, in which case it shall have been true and correct in all material respects as of such date).

         8.2 Absence of Liens. At or prior to the Closing, Buyer shall have received a UCC search report dated as of a date not more than five days before Closing issued by the California Secretary of State indicating that there are no filings under the Uniform Commercial Code on file with such Secretary of State which name the Corporation as debtor or otherwise indicating any lien on the Assets, except for (a) those leases and liens described in the Schedules hereto,
(b) other leases entered into or liens granted in the ordinary course of the Corporation's business, (c) other liens described in Section 4.18.2 or (d) as to which either (i) UCC Termination Statements have been obtained from lien holders subject only to Seller's payment of specified dollar amounts at Closing or (ii) as to which Seller has obtained pay-off letters and UCC Termination Statements.

         8.3 Seller's Performance. Seller shall have performed, satisfied, and complied in all material respects with all material covenants, agreements, and conditions required by this Agreement to be performed or complied with by Seller on or before the Closing Date.

         8.4 Sales and Use Tax. Seller shall have furnished to Buyer a clearance letter from the California Board of Equalization as evidence that all sales and use and other tax liabilities of the Corporation (other than income tax liabilities) have been fully satisfied or provided for with respect to all full fiscal years of the Corporation ending prior to Closing.

         8.5 Department of Employment Development Release. Seller shall have furnished to Buyer a clearance certificate from the California Department of Employment Development dated not more than sixty (60) days prior to the Closing Date as evidence that all employee withholding and other taxes of the Corporation have been fully satisfied or provided for with respect to all full fiscal years of the Corporation ending prior to Closing.

         8.6 Certification by Seller. Buyer shall have received a certificate, dated the Closing Date, signed and verified by an officer of Seller certifying, in such detail as Buyer and its counsel may reasonably request, that the conditions specified in Sections 8.1 and 8.3 have been fulfilled.

         8.7 Opinions of Seller's Counsel. Buyer shall have received from Loeb & Loeb LLP, counsel for Seller, an opinion dated the Closing Date, to the effect that:

                  (a) The Corporation and Seller is each a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation and has all necessary corporate power to own its properties as now owned and operate its business as now operated and to perform its obligations under this Agreement;

                  (b) This Agreement has been duly and validly authorized and, when executed and delivered by the Seller, will be valid and binding on the Seller and enforceable against the Seller in accordance with its terms, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

                  (c) Except as set forth in the schedules to this Agreement, such counsel does not know of any suit, action, arbitration, or legal, administrative, or other proceeding or Governmental investigation pending or threatened against the Corporation; and

                  (d) Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will constitute a default, or an event that would with notice or lapse of time or both constitute a default under, or violation or breach of, Seller's articles of incorporation or bylaws.

         In rendering its opinion, such counsel for Seller may rely on certificates of governmental authorities and certificates of officers of the Seller.

         8.8 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority shall have been instituted or threatened on or before the Closing Date which challenges this Agreement or any transactions contemplated hereby or which claims damages in a material amount as a result of the consummation of this Agreement.

         8.9 Corporate Approval. The execution and delivery by Seller of this Agreement and the other documents, instruments and agreements referred to or provided for herein, and the performance by Seller of its covenants and obligations hereunder, shall have been duly authorized by all necessary corporate action, including without limitation approval by Seller's Board of Directors, and Buyer shall have received copies of all resolutions pertaining to that corporate authorizations, certified by the secretary or assistant secretary of Seller.

         8.10 Title Policies. Buyer, at Buyer's sole cost and expense, shall have received updated title insurance policies, dated as of or sufficiently proximate to the Closing Date, issued by Lawyers Title Company, insuring fee simple title in the Corporation to all the Owned Real Property subject only to
(i) the lien, if any, of current real property taxes, payment of which is not delinquent, (ii) liens and encumbrances with respect to the Owned Real Property disclosed in SCHEDULE 4A and (iii) other objections and exceptions noted in these title insurance policies which have been approved in writing by Buyer.

         8.11 Corporation Tax Clearance. Buyer shall have received a corporation tax clearance certificate for the Corporation as of a date not more than sixty
(60) days before the Closing Date, issued by the California Franchise Tax Board with respect to California corporate income tax liability for full fiscal years of the Corporation ending prior to Closing.

         8.12 Consents. The following consents shall have been obtained:

                  (a) Reasonable evidence of the Forest Service's willingness to consent to the transfer of the USFS Permit to Buyer, which transfer the parties hereto contemplate will be accomplished by (i) the filing by the Corporation and Buyer of a Request for Termination and Application for Special-Use Permit with the Forest Service and (ii) potentially after Closing, the issuance to Buyer of a Ski Area Term Special-Use Permit by the Forest Service containing substantially the same terms and conditions as set forth in the USFS Permit (which consent may be temporary or conditional, permitting continued operation of the Business during a waiting period or application processing).

                  (b) The consent of Fleet National Bank ("Fleet Bank") and U.S. Bank, National Association ("US Bank"), as lenders to Seller, to the extent that their consent to the consummation of the transactions contemplated hereby is required by their debt instruments with Seller, and the release by such lenders of their security interest in the assets of the Corporation and of the Corporation's obligations to such lenders pursuant to any guaranty by the Corporation of Seller's obligations to Fleet Bank.

                  (c) Such other material authorizations or consents to the consummation of the transactions contemplated by this Agreement, or otherwise pertaining to the matters covered by it as are reasonably necessary to ensure that the consummation of the transactions contemplated herein do not violate any law or material contract to which the Corporation is a party (which consent may be temporary or conditional, permitting continued operation of the Business during a waiting period or application processing). No such authorizations, agreements and consents shall impose any commercially unreasonable conditions or requirements on Buyer. Notwithstanding the foregoing, procuring each of (i) the transfer of liquor and beverage licenses, (ii) the FCC's consent to the transfer of the Radio Station License for the portable radio repeater or (iii) the reissuance of any expired environmental permits or authorizations that are not necessary for the Corporation's business prior to the commencement of the 2002/2003 Winter season, shall be deemed not to be conditions precedent to Buyer's obligations under this Agreement and, if not completed prior to Closing, such matters shall be addressed as post-Closing matters through the reasonable cooperation of Buyer, Seller and the Corporation.

         8.13  Approval  of  Documentation.   The  form  and  substance  of  all
certificates, instruments, opinions, and other documents delivered to Buyer under this Agreement shall be satisfactory in all reasonable respects to Buyer and its counsel.

         8.14 Condition of Assets. The Assets shall not have been adversely affected in any material respect as a result of any fire, accident, storm or other casualty or labor or civil disturbance or act of God or the public enemy.

         8.15 No Material Adverse Change. No change shall have occurred with respect to the Corporation's assets, business or financial condition since the Stub Period Date which shall have had a Material Adverse Effect.

                                   ARTICLE 9
                  CONDITIONS PRECEDENT TO SELLER'S PERFORMANCE

         The obligations of Seller to sell and transfer the Shares under this Agreement are subject to the satisfaction, at or before the Closing, of all the following conditions set out below in this Article 9, any or all of which may be waived by Seller:

         9.1 Accuracy of Purchasing Parties' Representations and Warranties. All representations and warranties by the Purchasing Parties contained in this Agreement or in any written statement delivered by the Purchasing Parties under this Agreement shall be true on and as of the Closing in all material respects as though such representations and warranties were made on and as of that date (except to the extent that any representation and warranty was made expressly as of an earlier date, in which case it shall have been true and correct in all material respects as of such date).

         9.2 Purchasing Parties' Performance. Purchasing Parties shall have performed and complied with all material covenants and agreements, and satisfied all conditions that each of them is required by this Agreement to perform, comply with, or satisfy before or at the Closing.

         9.3 Purchasing Parties' Corporate Approval. Each of the Purchasing Parties shall have received corporate authorization and approval for the execution and delivery of this Agreement and all corporate action necessary or proper to fulfill the obligations to be performed under this Agreement on or before the Closing Date, including without limitation, the approval by the Board of Directors of each of the Purchasing Parties.

         9.4 Consents. Reasonable evidence of the Forest Service's willingness to consent to the issuance of the USFS Permit to Buyer shall have been received, which transfer the parties hereto contemplate will be accomplished by (i) the filing by the Corporation and Buyer of a Request for Termination and application for Special-Use Permit with the Forest Service and (ii) potentially after Closing, the issuance to Buyer of a Ski Area Term Special-Use Permit by the Forest Service containing substantially the same terms and conditions as set forth in the USFS Permit. The receipt of all other necessary authorizations, agreements and consents of any parties to the consummation of the transactions contemplated by this Agreement, or otherwise pertaining to the matters covered by it, shall have been obtained by Seller and delivered to Buyer, it being understood that no such authorizations, agreements and consents shall impose any commercially unreasonable conditions or requirements on Buyer.

         9.5 Certification by Buyer. Seller shall have received a certificate, dated the Closing Date, signed and verified by an officer of Buyer and Summit, respectively, certifying, in such detail as Seller and its counsel may reasonably request, that the conditions specified in Sections 9.1 and 9.2 have been fulfilled.

         9.6 Opinion of Purchasing Parties' Counsel. Seller shall have received from Robert Pratte, Esq., counsel for Purchasing Parties an opinion dated the Closing Date, to the effect that:

                  (a) Each of Purchasing Parties is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation and has all necessary corporate power to own its properties as now owned and operate its business as now operated and to perform its obligations under this Agreement; and

                  (b) This Agreement has been duly and validly authorized and, when executed and delivered by each of the Purchasing Parties, will be valid and binding on each of Purchasing Parties and enforceable against each of the Purchasing Parties in accordance with its terms, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

         9.7 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority shall have been instituted or threatened on or before the Closing Date which challenges this Agreement or any transactions contemplated hereby or which claims damages in a material amount as a result of the consummation of this Agreement.

         9.8 Lender Consents. The consent of each of Fleet Bank and US Bank, as lenders to Seller, shall have been received with respect to (i) Seller's execution of the transactions contemplated hereby and (ii) Seller's intended application of the proceeds of such transactions. In addition, the consent of such lenders shall have been received with respect to (a) the release of such lenders' security interest in the assets of the Corporation and (b) the release by such lenders of the Corporation's obligations to such lenders pursuant to any guaranty by the Corporation of Seller's obligations to the lenders.

         9.9 Corporate Approval. The execution and delivery by Purchasing Parties of this Agreement and the other documents, instruments and agreements referred to or provided for herein, and the performance by Purchasing Parties of their covenants and obligations hereunder, shall have been duly authorized by all necessary corporate action.

         9.10  Approval  of  Documentation.   The  form  and  substance  of  all
certificates, instruments, opinions, and other documents delivered to Seller under this Agreement shall be satisfactory in all reasonable respects to Seller and its counsel.

                                   ARTICLE 10
                             OBLIGATIONS AT CLOSING

         10.1 Seller's Obligations at the Closing. At the Closing, Seller shall deliver or cause to be delivered to Buyer:

                  (a) Stock certificate(s), in form suitable for transfer, registered in the name of Seller, evidencing the Shares, endorsed in blank or with an executed blank stock transfer power attached.

                  (b)  Such  other   instruments,   certificates  and  documents
required by the terms of this Agreement.

                  (c) Resignations of the officers and directors of the Corporation.

                  (d) All stock certificates, stock books, stock transfer ledgers, minute books and the corporate seal of the Corporation.

         Simultaneously with the consummation of the transfer, Seller, through its officers, agents, and employees, shall put Buyer into full possession of all material property of the Corporation.

         10.2 Buyer's Obligations at the Closing. At the Closing, Buyer shall deliver to Seller: (i) in immediately available funds, by wire transfer, in an amount equal to the Base Purchase Price plus or minus the Adjustments prepared by Seller; and (ii) such other instruments, certificates and documents required by the terms of this Agreement.

         10.3 Forgiveness of Intercompany Debt. Seller or the Corporation as applicable, shall forgive the intercompany account balance between such entities effective as of the Closing Date; provided however that this provision shall not affect adjustments otherwise to be paid pursuant to Article 2.

         10.4 Buyer's Payment Obligations after Closing. Buyer shall pay directly to Seller the balance of the Purchase Price within two (2) business days after determination of the final Adjustments Schedule pursuant to Sections
2.4 and 2.5 hereof.

                                   ARTICLE 11
                   THE PARTIES' OBLIGATIONS AFTER THE CLOSING

         11.1 No Use of Name. Seller agrees that after the Closing Date it shall not use or employ in any manner directly or indirectly the name "Bear Mountain", or any variation thereof, in the State of California or in any states contiguous to the State of California.

         11.2 Indemnification by Seller. From and after the Closing, Seller shall indemnify, defend, and hold harmless each of the Purchasing Parties and their respective successors and assigns (an "Indemnified Party") against, and in respect of claims and demands of, third parties, and all losses, costs, expenses, fines, judgment obligations, liabilities, monetary or other damages (excluding consequential and punitive damages), recoveries, and deficiencies, including without limitation settlement costs, interest, penalties, and reasonable attorneys', accountants' and experts' fees and expenses ("Costs"), that an Indemnified Party shall incur or suffer, which arise, result from, or relate to:

                  (a) the failure of any representation or warranty set forth in
ARTICLE 4 of this Agreement, including any Schedule incorporated therein by reference, to be materially true and correct as of the date of this Agreement and as of the Closing Date;

                  (b) any breach by Seller of any of Seller's covenants or agreements contained herein;

                  (c)  any  pre-Closing  Date  general   liability  or  worker's
compensation matters of the type generally covered by Seller's insurance policies covering the Corporation (including that certain litigation matter brought by Ron Beglin, et al., Case No. BBC00320);

                  (d) accrued compensation (including bonus accruals), vacation, sick leave, 401(k) contributions, payroll taxes and health and welfare reserves related to employees of the Corporation with respect to all periods prior to Closing, to the extent not assumed by Buyer; or

                  (e) any sexual harassment or employment discrimination claim by full-time year-round employees of the Corporation the employment of whom terminated prior to the date of this Agreement if and to the extent arising out of occurrences from December 3, 1996 to the date such employee's employment terminated.

         11.3 Indemnification by Buyer. Following the Closing, Buyer shall indemnify, defend and hold Seller, and its affiliates, and their officers, directors, successors, assigns, agents and representatives harmless from any and all Costs that arise out of or relate to (a) the failure of any representation or warranty made by Buyer hereunder to be true and correct as of the date of this Agreement and as of the Closing Date, or (b) any breach by Buyer of any of its covenants or agreements contained herein, or (c) the operation of the Corporation or the Business from and after the Closing.

         11.4 Procedure for Indemnification. If any claim for which a party is obligated under this Article 11 to provide indemnification ("Indemnifying Party") is asserted by any third party against or sought to be collected from any party indemnified hereunder ("Indemnified Party"), such Indemnified Party shall promptly notify the Indemnifying Party of such claim and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim) (such notice to include all relevant correspondence from or with any such third party). The Indemnifying Party shall have thirty (30) days after receipt of such notice to assume the conduct and control, through counsel reasonably acceptable to the Indemnified Party and at the expense of the Indemnifying Party, of the settlement or defense thereof; provided that the Indemnifying Party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by the Indemnified Party so long as the fees and expenses of such counsel are borne by the Indemnified Party. The Indemnified Party shall not pay or settle any such claim during the thirty (30) day period during which the Indemnifying Party is entitled to assume control. So long as the Indemnifying Party is reasonably contesting any such claim in good faith, the Indemnified Party shall not pay or settle any such claim; provided that the Indemnified Party may pay or settle any such claim if the Indemnified Party waives its right to indemnification hereunder in respect of such claim. If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days after the receipt of the Indemnified Party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof or is not eligible to assume such defense pursuant to this Section 11.4, the Indemnified Party shall have the right in good faith to contest, pay or settle the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement; provided that, unless that Indemnifying Party did not or was not eligible to assume the conduct and control of the claim, the Indemnified Party shall not pay or settle any such claim without the prior consent of the Indemnifying Party, unless the Indemnified Party waives its right to indemnification hereunder with respect to such claim. The Indemnifying Party shall not, except with the prior consent of the Indemnified Party, enter into any settlement that does not include as an unconditional term thereof the unconditional release of the Indemnified Party from all liability with respect to the related claim.

         11.5 Books and Records. The Indemnified Party shall make available to the Indemnifying Party and its attorneys and accountants all books and records of the Indemnified Party relating to such proceedings or litigation, and the parties hereto agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such action, suit or proceeding (including any necessary powers of attorney).

         11.6 Waiver of Claims. Buyer acknowledges that Purchasing Parties had no actual knowledge of any material breach of a representation or warranty contained in Article 4 hereof or any facts or circumstances which, if within Seller's knowledge, would have constituted a material breach of a representation or warranty contained in Article 4 hereof and agrees that it shall not have any indemnification rights hereunder with respect to any such breach to the extent it had actual knowledge of any such breach as of the execution of this Agreement or as of the Closing Date.

         11.7 Limitations Upon Indemnification.

                  (a) Indemnification Basket. Notwithstanding anything to the contrary in this Article 11, Seller shall not be liable under this Article 11 for any Costs unless and until the aggregate amount of all Costs incurred or suffered by the Indemnified Parties exceeds Two Hundred Thousand U.S. Dollars ($200,000), and then only to the extent of the Costs in excess of $200,000.

                  (b) Maximum Liability. Sellers' obligation to indemnify Buyer with respect to all Costs under this Article XI shall not exceed in the aggregate Seven Hundred and Fifty Thousand U.S. Dollars ($750,000).

                  (c) Survival and Timing of Claims for Indemnification. The representations, warranties, covenants and agreements contained in this Agreement (other than those covenants and agreements to be performed after the Closing) shall survive the Closing for a period of one (1) year therefrom (except for Seller's representations and warranties set forth in Sections 4.1,
4.5 and 4.18.1, which shall survive for the applicable statute of limitations). No claim for indemnification (other than for an alleged breach of a representation set forth in Sections 4.1, 4.5 and/or 4.18.1) may be made under this Article 11 after such one (1) year period.

                  (d) Sole Remedy. The indemnification provided in this Article 11 shall be the exclusive post-Closing remedy available for any breach of any representation, warranty, covenant or agreement by Seller under this Agreement.

                  (e) No Limitation on Certain Representation, Warranties and Covenants. Seller's representations and warranties contained in Sections 4.1,
4.5 and 4.18.1 and the parties' covenants to be performed from and after Closing shall not be subject to the dollar or time limitations, but shall be unlimited in amount and shall continue for the applicable period of statute of limitations and a claim for indemnification in connection thereof may be made at any time within such period.

                  (f) Certain Assumed Obligations. Buyer acknowledges Seller has disclosed and that it is aware of (1) matters involving its diesel compressors and rules of the South Coast Air Quality Management District and the implementation of the Fan Gun Project, (2) alleged contamination of water runoff to Big Bear lake, (3) the continuing discount ticket liability under the proposed settlement of the Resort Association lawsuit, (4) the in lieu tax-increment liability to the City of Big Bear Lake Improvement Agency under the Developer Agreement between said Agency and the Corporation's predecessors,
(5) the post-Closing obligations of the Corporation regarding the Comstock Homeowners Association litigation (including but not limited to lift passes and/or season passes for the 2002/2003 ski season given in settlement and any required remediation) and (6) pending rate proposals and proceedings relating to the electrical service provided to the Corporation by Bear Valley Electric Service. Buyer acknowledges that it is purchasing the stock of the Corporation subject to these matters and that it will make no claim against Seller under this Article 11 or otherwise under this Agreement for costs incurred by Buyer because of such matters. This list shall not be construed as a complete list of circumstances disclosed by Seller to Buyer hereunder for which Seller has been relieved of liability, and, other than those obligations expressly retained by Seller pursuant to Section 11.2, Buyer shall be deemed to, and hereby expressly does, assume all other liabilities and obligations of or relating to the Corporation.

         11.8 Access to Records. From and after the Closing, the parties shall allow each other, and the counsel, accountants and other representatives of each other, such access to records which after the Closing are in the custody or control of a party as is reasonably required in order to comply with its obligations under the law or under contracts and obligations assumed pursuant to this Agreement.

         11.9 Insurance Coverage. From and after the Closing, Seller shall maintain its right under its present general liability and workers compensation insurance policies to coverage of the Corporation for personal injury losses, damages and claims which relate to occurrences prior to the Closing. Purchasing Parties shall be named as additional insureds on all such policies at no expense to Purchasing Parties. Seller shall be responsible for the costs of the insurance deductible attributable to any third party claim and the costs to administer such claims.

         11.10 Post-Closing Support. For a period not to exceed ninety (90) days after the Closing, Buyer and Seller shall each provide to the other such clerical support and assistance as may be reasonably requested to enable it to discharge its obligations after Closing, to make an orderly transition in the transfer of the business, as contemplated by this Agreement, and to retain such records as may reasonably be required. Neither Buyer nor Seller will be reimbursed for any expenses thereof without the prior written consent of the reimbursing party.

         11.11 Employee Benefits.

                  (a) As soon as practicable following the Closing, but not more than 30 days thereafter, Summit and Buyer shall each take all necessary action to cause the Corporation to become a participating employer in each of the employee benefit plans which Summit and/or Buyer maintains for their employees (a "Buyer Plan") and to credit the employees of the Corporation with their periods of service under Seller's benefit plans prior to the Closing for purposes of eligibility and vesting under any Buyer Plan subsequent to Closing. The parties intend and agree that Seller's benefit plans will not cover any employee of the Corporation after the Closing and these provisions may not be enforced by any employee of the Corporation, either before or after the Closing.

                  (b)  Buyer,  in  conjunction  with its  planned  restructuring activities subsequent to the Closing, will have, prior to the execution of this Agreement, identified certain employees of the Corporation to be terminated after Closing, due to duplication of effort within Summit's and the Corporation's collective organization ("Terminated Employees"). Seller shall determine the amount of severance payable to each such Terminated Employee, such severance amount not to exceed the amounts set forth in that certain side letter dated the date hereof without Buyer's consent, such consent not to be unreasonably withheld. Buyer and Seller shall each be responsible for one-half of the payment of severance to Terminated Employees who execute and deliver a release in favor of the Corporation, Seller and Buyer for all claims, liabilities, actions or suits of any kind that such Terminated Employee may have against any of the Corporation, Seller or Buyer arising before, or as a result of, the termination of such Terminated Employee's employment with the Corporation. Seller agrees to use reasonable efforts not involving the payment of money to assist Buyer in obtaining a release from each such Terminated Employee. In no way shall the failure of any Terminated Employee to execute and deliver such a release constitute a breach of this Agreement by Seller or an unfulfilled condition to Buyer's obligation to close.

         11.12 Tax Matters.

                  (a) Tax Returns. Seller shall file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to the Corporation for taxable periods ending on or before the Closing Date and Buyer shall file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to the Corporation for taxable periods ending after the Closing Date. Seller may, in its sole discretion, amend any Tax Return of the Corporation filed or required to be filed for any taxable period ending on or before the Closing Date; provided, however, that any such amendment which would result in increased Tax liability for the Corporation for any taxable period ending on or before the Closing Date shall require the consent of Buyer, which consent shall not be unreasonably withheld. Neither Buyer nor any of its affiliate shall (or shall cause or permit the Corporation to) amend, refile or otherwise modify any Tax Return relating in whole or in part to the Corporation with respect to any taxable period ending on or before the Closing Date without the prior written consent of Seller, which consent may be withheld in the sole discretion of Seller.

                  (b) Termination of Existing Tax Sharing Agreements. Any and all existing Tax sharing agreements or arrangements, written or unwritten, between the Seller and the Corporation, shall be terminated as of the Closing.

                  (c) Assistance and Cooperation. After the Closing Date, each of Seller and Buyer shall (and shall cause their respective affiliates to):

                    (i) timely sign and deliver such certificates or forms as may be necessary or appropriate to file Tax Returns;

                    (ii) assist the other party in preparing any Tax Returns (subject to reimbursement for reasonable and necessary out-of-pocket costs);

                    (iii) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns of the Corporation;

                    (iv) make available to the other and to any taxing authority as reasonably requested in connection with any Tax Return described in Section 11.12(a), all information relating to any Taxes or Tax Returns of the Corporation;

                    (v) furnish the other with copies of all correspondence received from any taxing authority in connection with any Tax audit or information request with respect to any such taxable period; and

                    (vi) provide the other with at least 90 days' written notice prior to transferring, discarding or destroying any books or records relating to Tax matters of the Corporation and, if the other so requests, allow such other to take possession of such books and records.

                  Notwithstanding the foregoing or any other provision in this Agreement, neither Buyer nor any of its affiliates shall have the right to receive or obtain any information relating to Taxes of Seller, any of its affiliates, or any of its predecessors other than information relating solely to the Corporation.

                  Buyer shall execute and deliver and cause Corporation to execute and deliver to Seller such powers of attorney or other instruments appropriate to enable Seller to file the Tax Returns required to be filed by Seller pursuant to Section 11.12(a).

                  (d) Adjustment to Purchase Price. For all Tax purposes, any payment by Buyer or Seller under Article 11 hereof shall be treated as an adjustment to the Purchase Price.

                  (e) Certain Definitions. For purposes of this Agreement:

                    (i) "Tax" or "Taxes" shall mean taxes of any kind, levies or other like assessments, customs, duties, imposts, charges or fees, including, income, gross receipts, ad valorem, value added, excise, real or property, asset, sales, use, license, payroll, transaction, capital, net worth, withholding, estimated, social security, utility, workers' compensation, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer and gains taxes or other governmental taxes imposed or payable to the United States, or any state, county, local or foreign government or subdivision or agency thereof, together with any interest, penalties or additions with respect thereto and any interest in respect of such additions or penalties; and

                    (ii) "Tax Returns" shall mean all returns, reports, statements, declarations, estimates and forms or other documents, including any related or supporting information (collectively, "Returns"), required to be filed with respect to any Taxes, and amended Returns and claims for refund.

                    (iii) Where certain financial or accounting terms are used in this Agreement but not defined herein, such terms shall be read to refer to specific headings or categories under the Corporation's financial statements.

                  (f) Section 338(h)(10) Election. Buyer and Seller's parent company shall timely make a joint election pursuant to Section 338(h)(10) of the Code, as amended, and Treasury Regulation Section 1.338(h)(10)-1 (the "Election") with respect to the sale of the Corporation's stock pursuant to this Agreement. As promptly as reasonably practicable after the Closing Date and in all events within 150 days after the Closing Date, Buyer and Seller's parent company shall mutually prepare a Form 8023 (with all attachments), and execute such Form 8023. In connection with the Election, Buyer and Seller's parent company shall mutually determine the Modified Aggregate Deemed Sales Price and Adjusted Grossed-up Basis (in each case, as defined under the applicable Treasury Regulations). After thorough analysis and arms' length negotiations between the parties, the parties agree that the Modified Aggregate Deemed Sales Price and Adjusted Grossed-Up Basis shall be allocated in the manner set forth on Schedule 11.12(f). Buyer and Seller's parent company (i) shall be bound by the allocations described in this Section 11.12 (f) for all purposes, including determining any Taxes, (ii) shall prepare and file all Tax Returns to be filed with any Tax authority in a manner consistent with such allocations, (iii) shall not take any position inconsistent with such allocation, in any Tax Return, any proceeding before any Tax authority or otherwise, absent a determination (within the meaning of Section 1313(a) of the Code) to the contrary, and (iv) shall cause its affiliates to comply with the provisions of this paragraph as if they were signatories to this Agreement. In the event the allocation is disputed by any Tax authority, the party receiving notice of such dispute shall promptly notify and consult with the other parties concerning resolution of such dispute, and shall keep the other party apprised of the status of such dispute and the resolution thereof.

         11.13 Retention of Records of the Corporation. For a period ending seven (7) years following the Closing, Buyer shall cause the Corporation to retain all business records of the Corporation for periods prior to the Closing. During such period, on two (2) business days prior notice, Buyer will (and will cause the Corporation to) afford duly authorized representatives of Seller reasonable access, during regular business hours, to all such records and permit such representatives, at Seller's expense (for Buyer's reasonable and necessary out-of-pocket costs), to make abstracts from or to make copies of any such records, or to obtain temporary possession thereof as may reasonably be required by Seller (provided that such possession does not unreasonably interfere with the business of the Corporation). Should the Corporation wish to dispose of any such records, Buyer will advise Seller of such desire in writing and, if Seller so requests, Buyer shall cause the Corporation to promptly deliver to Seller, at Seller's expense, the records in question. If Seller does not request delivery of such records within thirty (30) days after Buyer's notice, the Corporation may thereafter dispose of such records.

                                   ARTICLE 12
                                      COSTS

         12.1 Finder's or Broker's Fees. Each of the parties represents and warrants that it has dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement, and, insofar as it knows, no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions.

         12.2 Expenses. Except as otherwise expressly provided in this Agreement, each of the parties shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement. Buyer shall pay all title costs associated with the preliminary title report and title insurance.

                                   ARTICLE 13
                                FORM OF AGREEMENT

         13.1 Headings. The subject headings of the Articles and Sections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

         13.2 Entire Agreement; Modification; Waiver. This Agreement and any other agreement or document expressly referred to herein constitutes the entire agreement between the parties pertaining to the subject matter contained herein. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

         13.3 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                   ARTICLE 14
                                     PARTIES

         14.1 Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective shareholders, successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over against any party to this Agreement.

         14.2 Assignment.  This Agreement shall be binding on and shall inure to
the  benefit  of  the  parties  to  it  and  their   respective   heirs,   legal
representatives, successors, and assigns

                                   ARTICLE 15
                              REMEDIES; TERMINATION

         15.1 Recovery of Litigation Costs. Except as otherwise expressly provided in this Agreement, if any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys, fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

         15.2 Conditions  Permitting  Termination.  Subject to the provisions of
ARTICLE 3, either party may on or prior to the Closing Date terminate this Agreement, by written notice to the other, if any bona fide action or proceeding shall be pending against either party on the Closing Date that could result in an unfavorable judgment, decree, or order that would prevent or make unlawful the carrying out of this Agreement. Notwithstanding anything in this Agreement to the contrary, if the Closing of the transactions contemplated by this Agreement has not occurred, for any reason, on or before October 15, 2002, this Agreement may be terminated by Seller at any time thereafter by written notice to Buyer.

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

         15.3 Defaults Permitting Termination. If either Buyer or Seller materially defaults in the due and timely performance of any of its warranties, covenants, or agreements under this Agreement, the non-defaulting party or parties may on or prior to the Closing Date give notice of the termination of this Agreement, in the manner provided in ARTICLE 16. The notice shall specify with particularity the default or defaults on which the notice is based. The termination shall be effective seven days after giving of such notice, unless the specified default or defaults have been cured on or before the effective date for termination.


                                   ARTICLE 16
                                     NOTICES

         All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail registered or certified, postage prepaid, and properly addressed as follows:

                  To Seller and, prior to Closing, the Corporation:
                                    Booth Creek Ski Holdings, Inc.
                                    1000 South Frontage Road West, Suite 100
                                    Vail, CO 81657
                                    Attention: Ross D. Agre, General Counsel
                                    FAX No.: (970) 479 0291


                  With a copy to:
                                    Booth Creek Ski Holdings, Inc.
                                    9705 Highway 267,
                                    Suite #2
                                    Truckee, CA 96161
                                    Attention:  Brian J. Pope
                                    Fax No. (530) 550-5118

                  To Buyer and Summit:
                                    Snow Summit Ski Corporation
                                    Post Office Box 77
                                    Big Bear Lake, CA 92315
                                    Attention: Richard C. Kun, CEO
                                    FAX No.: (909) 866-3201

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

                  With copy to:     Robert P. Pratte, Esq.
                                    194 North El Molino Avenue
                                    Pasadena, CA 91101
                                    FAX No.: (626) 796-5012

         Any party may change its address for purposes of this Article by giving the other parties written notice of the new address in the manner set forth above.

                                   ARTICLE 17
                                  GOVERNING LAW

         This Agreement shall be construed in accordance with, and governed by, the laws of the State of California, except that this Agreement shall be given a fair and reasonable construction in accordance with the intention of the parties and without regard to, or aid of, Section 1654 of the California Civil Code.

                                   ARTICLE 18
                                  MISCELLANEOUS

         18.1 Announcements. None of the parties will make any announcements to the public or to employees of the other parties concerning this Agreement or the transactions contemplated hereby without the prior approval of the other parties, which will not be unreasonably withheld. Notwithstanding any failure of the other parties to approve it, a party may make an announcement of substantially the same information as theretofore announced to the public by the other parties, or any announcement required by applicable law, but the announcing party shall in either case notify the other parties of the contents thereof at least 48 hours in advance of its issuance.


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

         IN WITNESS WHEREOF, the parties to this Agreement have duly executed it as of the day and year first above written.

                        SELLER:                     PURCHASING PARTIES:

BOOTH CREEK SKI HOLDINGS, INC.                  BEAR MOUNTAIN RESORT, INC.


By /s/ Christopher P. Ryman                     By  /s/ Richard C. Kun
--------------------------------                -----------------------------
  Name:Christopher P. Ryman                      Richard C. Kun, President & CEO
  Title:President and Chief Operating Officer


                                                SNOW SUMMIT SKI CORPORATION


                                                By  /s/ Richard C. Kun
                                                -----------------------------
                                                 Richard C. Kun, President & CEO


ESCROW AGENT:

LAWYERS TITLE INSURANCE COMPANY


By /s/ Marleny Martin
--------------------------------
  Name:Marleny Martin
  Title:Escrow Officer

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